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                                                                    EXHIBIT 10.3

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of March 1, 1999, by and among JUNO ONLINE SERVICES, INC., a Delaware corporation (the "Company"), and the investors listed on Annex I hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

     WHEREAS, certain of the Investors own the respective number of shares of Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock") of the Company, as set forth opposite each of their names in Annex I hereto;

     WHEREAS, the holders of Series A Preferred Stock possess registration rights and other rights pursuant to that certain Registration Rights Agreement, dated as of February 1, 1999, between the Company and such Investors (the "Prior Agreement");

     WHEREAS, the holders of Series A Preferred Stock desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

     WHEREAS, certain Investors are purchasing shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share or of the Company's Series B Prime Preferred Stock, $.01 par value per share (together, the "Series B Preferred Stock"), pursuant to the terms of the Series B Convertible Preferred Stock Purchase Agreement of even date herewith between the Company and such Investors (the "Series B Preferred Stock Purchase Agreement"), certain of the Company's and such Investors' obligations under which are conditioned upon the execution and delivery of this Agreement by such Investors, the holders of Series A Preferred Stock and the Company; and

     WHEREAS, the parties to the Series B Preferred Stock Purchase Agreement are also entering into a Stockholders Agreement dated as of the date hereof (the "Stockholders Agreement") in connection with the transactions contemplated by the Series B Preferred Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the holders of Series A Preferred Stock hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

     1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

        "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        "COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of the Company, as constituted as of the date of this Agreement.


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        "CONVERSION SHARES" shall mean the shares of Common Stock issued upon conversion of the Series A Preferred Stock and/or upon conversion of the Series B Preferred Stock.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "PREFERRED STOCK" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

        "PUBLIC SALE" shall mean any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

        "QUALIFIED PUBLIC OFFERING" shall mean the consummation of a firm commitment underwritten public offering of shares of the Company's Common Stock in which the aggregate net proceeds to the Company (after deduction of underwriting discounts and commissions and expenses of the offering) shall be at least $40,000,000.

        "REGISTRATION EXPENSES" shall mean the expenses so described in Section 9 hereof.

        "RESTRICTED STOCK" shall mean any shares of capital stock of the Company held by the Investors, the certificates for which are required by the provisions of Section 3 hereof to bear the legend set forth in such Section.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "SELLING EXPENSES" shall mean the expenses so described in Section 9 hereof.

        "SERIES A PREFERRED STOCK" shall have the meaning ascribed thereto in the second recital paragraph to this Agreement.

        "SERIES B PREFERRED STOCK" shall have the meaning ascribed thereto in the fifth recital paragraph to this Agreement.

     2. PRIOR AGREEMENT; WAIVER AND CONSENT.

        (a) The parties hereto hereby acknowledge and agree that the Prior Agreement is hereby amended, restated and superseded in all respects by this Agreement.

        (b) The holders of Series A Preferred Stock hereby waive any and all rights granted to them in the Prior Agreement and hereby consent to the entering by the Company into the Series B Preferred Stock Purchase Agreement and all of the transactions contemplated thereby.


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     3. RESTRICTIVE LEGEND. Each certificate representing the Series A Preferred
Stock, each certificate representing the Series B Preferred Stock, each certificate representing the Conversion Shares, and, other than in a Public Sale or as otherwise provided in Section 4 hereof, each certificate issued upon exchange or transfer of any Series A Preferred Stock, Series B Preferred Stock or Conversion Shares, as the case may be, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

     4. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Sections 5, 6 or 7 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the effect that the proposed transfer of such Restricted Stock may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice; PROVIDED, HOWEVER, that in the case of any holder of Preferred Stock that is a partnership or limited liability company, no such opinion or other documentation shall be required if such notice shall cover a pro-rata distribution by such partnership or limited liability company to its partners or members; PROVIDED, FURTHER, that no such opinion or other documentation shall be required if such notice shall describe the transfer (i) from a holder of Restricted Stock to a shareholder, affiliate, spouse or lineal descendant of such person or (ii) from one News Group Company (as hereinafter defined) to another News Group Company, provided that, in each such case, any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of the Agreement and be deemed a Stockholder for purposes of this Agreement. For purposes of this section, a "News Group Company" shall mean British Sky Broadcasting plc and any other entity, affiliate, person or joint venture, including any successors, in which News Corporation (X) holds at least a 25% voting or non-voting equity interest and (Y) possesses the power, either directly or indirectly, to direct or participate in the direction of management and policies of such entity, affiliate, person or joint venture, whether through the ownership of voting securities, by contract or otherwise. In addition to any legend required by the Stockholders Agreement, each certificate representing the Restricted Stock transferred as above provided shall bear the legend set forth in Section 3, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities
Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities without registration under the Securities Act.


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     The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to demonstrate to the reasonable satisfaction of the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act (or subsequent similar rule) are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.

     5. REQUIRED REGISTRATION.

        (a) At any time commencing on the date that is 180 days following the consummation of the first public offering of shares of Common Stock by the Corporation, the holders of at least 10% of the Series A Preferred Stock (or the holders of shares of Common Stock issued upon conversion of the Series A Preferred Stock) may request the Company to register under the Securities Act shares of such stock held by such requesting holder or holders for sale in the manner specified in such notice, PROVIDED, HOWEVER, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and PROVIDED, FURTHER, that the value of such securities to be registered is at least $5,000,000. The Company shall be obligated to register Restricted Stock pursuant to this Section 5(a) on three occasions only.

        (b) At any time commencing on the date that is 180 days following the consummation of the first public offering of shares of Common Stock by the Corporation, the holders of at least 10% of the Series B Preferred Stock (or the holders of shares of Common Stock issued upon conversion of the Series B Preferred Stock) may request the Company to register under the Securities Act shares of such stock held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and PROVIDED, FURTHER, that the value of such securities to be registered is at least $5,000,000. The Company shall be obligated to register Restricted Stock pursuant to this Section 5(b) on three occasions only.

        (c) Promptly following receipt of any notice under Section 5(a) or under
Section 5(b), the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and the number of shares of Restricted Stock in any notices received from other holders within 10 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, (i) the Company may designate the managing underwriter of such offering, such designation subject to the approval of the party or parties making the request pursuant to this Section 5, such approval not to be unreasonably withheld, and (ii) as and to the extent that, in the opinion of the managing underwriter, the Restricted Stock so requested to be registered would adversely affect the marketing of such Restricted Stock, the number of shares


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of Restricted Stock included in such registration shall be reduced pro rata among all the holders of Preferred Stock making such request under this Section 5, based upon the number of shares owned by such holders of Preferred Stock. In the event that the number of shares of Restricted Stock included in such registration shall be reduced for the requesting holders of Restricted Stock by an amount equal to or greater than 37.5% of the aggregate number of shares of Restricted Stock requested to be registered by such holders of Restricted Stock, then such request to register Restricted Stock shall not be counted as one of the permitted requests for registration pursuant to Section 5(a) or 5(b) above.

        (d) Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 5 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received under paragraph (a) or (b) above, as reduced (if at all) pursuant to the provisions of paragraph (c) above, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

        (e) The Company shall be entitled to include in any registration statement referred to in this Section 5, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. In the event that a reduction of shares of Restricted Stock being registered is necessary pursuant to the provisions of paragraph (c) above, all shares of Common Stock to be sold by the Company for its own account will get cut-back before any shares of Restricted Stock to be sold by a holder of such Restricted Stock get cut-back. Except as provided in this paragraph (e), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 5 until the completion of the period of distribution of the registration contemplated thereby.

     6. FORM S-3 REGISTRATION.

        (a) If the Company shall receive from any holder or holders of Restricted Stock, a written request or requests that the Company effect a registration on Form S-3 (or any successor form to Form S-3 regardless of its designation), the Company will: (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock from whom notice has not been received; and

          (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or


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     facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock as are specified in such request, together with all or such portion of the Restricted Stock of any holder or holders thereof joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company, PROVIDED that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
     Section 6(a) if (A) the Company is not entitled to use Form S-3 (or any subsequent similar form) or (B) the aggregate amount of the Restricted Stock requested to be registered pursuant to this Section is less than $1,000,000, and PROVIDED, FURTHER, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Stock.

        (b) Registrations effected pursuant to this Section 6 shall not be counted as requests for registration effected pursuant to Section 5.

     7. INCIDENTAL REGISTRATION. If the Company, at any time following the consummation of its initial public offering of equity securities (other than pursuant to Section 5 or Section 6 hereof), proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 10 days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered, PROVIDED, HOWEVER, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. In the event that any registration pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 7 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (PRO RATA among the requesting holders based upon the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, PROVIDED, HOWEVER, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or other than a holder of Restricted Stock and PROVIDED, FURTHER, that no reduction in the number of shares


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of Restricted Stock requested to be included in such registration shall limit the number of shares of Restricted Stock being offered pursuant to such registration to less than thirty percent (30%) of the aggregate number of shares offered under the registration.

     8. REGISTRATION PROCEDURES AND EXPENSES. If and whenever the Company is required by the provisions of Sections 5, 6 or 7 hereof to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

        (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 5 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

        (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as shall comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

        (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

        (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

        (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion, in customary form, dated as of such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the


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effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein or any information provided by the underwriters or the sellers) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel (including a so-called 10b-5 opinion), and (ii) a letter, dated as of such date, from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as of the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

        (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply, subject to any confidentiality agreement reasonably required by the Company, all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

        For purposes of paragraphs (a) and (b) above and of Section 5(d) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or six months after the effective date thereof.

        In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

        In connection with each registration pursuant to Sections 5, 6 and 7 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature (including, without limitation, customary provisions providing for indemnification of the selling security-holders by the underwriters), PROVIDED that (i) such agreement shall not contain any such


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provision applicable to the Company which is inconsistent with the provisions hereof, (ii) the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock and (iii) the selling holders of Restricted Stock shall be obligated to agree, pursuant to the terms of such underwriting agreement, not to sell, pledge or otherwise transfer the remaining shares of Common Stock or Preferred Stock held by such selling holders for the lock-up period specified in such underwriting agreement; PROVIDED, HOWEVER, that such period shall not exceed the lesser of (i) 180 days or (ii) the number of days which officers and directors of the Company are contractually restricted from selling stock in the Company.

        The Company may postpone, for a period not to exceed three months, the filing or the effectiveness of a Registration Statement pursuant to the provisions of Sections 5 or 6 hereof if the Company, by action of its Board of Directors, determines in good faith that such demand registration might reasonably be expected to have a material adverse effect on the Company's ability to consummate any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets or any merger, consolidation, tender offer or similar transaction. Under no circumstances may the Company avail itself of the postponement provision set forth in the preceding sentence more than once every 12 months.

     9. EXPENSES. All expenses incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc. or any successor thereto, transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and expenses of one counsel reasonably acceptable to the Company for all sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses."

        The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 5, 6 or 7 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Sections 5, 6 or 7 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

     10. INDEMNIFICATION AND CONTRIBUTION. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 5, 6 or 7 hereof, to the extent permitted by law, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 5, 6 or 7, any preliminary prospectus or final


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


prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically identified for use in such registration statement or prospectus and, PROVIDED FURTHER, that the indemnity agreement provided in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of any underwriter of Restricted Stock from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased such shares, if a copy of the final prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the rules and regulations promulgated thereunder, unless such failure is the result of noncompliance by the Company with its obligations in connection with such underwriting.

        In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 5, 6 or 7 hereof, to the extent permitted by law, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter of Restricted Stock and each person who controls any such underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 5, 6 or 7 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically identified for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under


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


such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (on advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel with the consent of the indemnifying party (which consent shall not be unreasonably withheld) and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that, except as noted above with respect to conflicts, the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified parties hereunder. The indemnifying party shall not be liable for any settlement of any proceeding for which indemnification is provided for hereunder effected without its prior written consent, but if settled with such consent or if there be a final judgment in any such proceeding for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        If the indemnification provided for in the first two paragraphs of this
Section 10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including without limitation the failure to give any notice under the third paragraph of this Section 10. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by PRO RATA allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        The indemnification of underwriters provided for in this Section 10 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In the event that such indemnification of underwriters is on such other terms and conditions, the indemnification of the sellers of Restricted Stock in such underwriting shall, at the sellers' request, be modified to conform to such terms and conditions.

     11. CHANGES IN COMMON STOCK. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

     12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investors as follows:

        (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-Laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

        (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement of remedies to (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, (ii) a limitation by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

     13. RULE 144 REPORTING. The Company agrees with the Investors as follows:

        (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 (and subsequent similar rules) under the Securities Act, at all times from and after the date the Company becomes subject to the periodic reporting requirements of the Exchange Act.

        (b) The Company shall use its best efforts to file with the Commission, prior to the filing deadline for such reports and other documents, all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

        (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to the reporting requirements of the Exchange Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

     14. MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Restricted Stock" shall be deemed to be references to the securities which the holders of Preferred Stock would be entitled to receive in exchange for Restricted Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply to any holder of Preferred Stock, in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if such stockholder is entitled to receive in exchange therefor (i) cash or

(ii) securities all of which may be immediately sold to the public without registration under the Securities Act.

     15. MISCELLANEOUS.

        (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 10 hereof, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent transferees of such stock who individually acquire not less than 50,000 shares of such stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares or the like after the date hereof); provided the transfer of such stock complies in all material respects with the terms and conditions in the Stockholders Agreement.

        (b) Notwithstanding any provision to the contrary contained herein, the rights relating to registration of Restricted Stock set forth herein shall terminate with respect to any holder of Restricted Stock at the date which is the latest of (i) when such holder, together with its affiliates, owns less than 5% of the Company's outstanding Common Stock, (ii) when such Holder would be entitled to sell within a single three-month period all of the Restricted Stock then held by such Holder, under the provisions of Rule 144 (or subsequent similar rule) under the Securities Act, and (iii) the fifth anniversary of the date of this Agreement.

        (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by telecopier or overnight courier, addressed as follows:

              if to the Company, to it at:
              Juno Online Services, Inc.
              120 West 45th Street, 39th Floor
              New York, New York 10036
              Attention: Richard Buchband, Esq.

              with a copy to:

              Brobeck, Phleger & Harrison LLP
              1633 Broadway, 47th Floor
              New York, New York 10019
              Attention: Alexander D. Lynch, Esq.

              if to any Investor (other than NAI, Offshore Online Investors, PW Partners 1998 L.P., Seligman Communications and Information Fund), to it at its address set forth in Annex I hereto, with a copy to:

              O'Sullivan Graev & Karabell, LLP
              30 Rockefeller Plaza, 24th Floor
              New York, New York  10112
              Attention:  Robert Seber
              Telephone:  (212) 408-2400
              Telecopier:  (212) 728-5950

              if to NAI, to it at its address set forth in Annex I hereto,

              with a copy to:

              Squadron, Ellenoff, Plesent & Sheinfeld, LLP
              551 Fifth Avenue
              New York, New York 10176
              Attention: Joel I. Papernik, Esq.

              if to Offshore Online Investors, Inc., to it at its address set forth in Annex I hereto,

              with a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attention: Daniel Schloendorn, Esq.
              Telephone: (212) 728-8265
              Facsimile: (212) 728-8111

              if to PW Partners 1998 L.P., to it at its address set forth in Annex I hereto,

              with a copy to:

              Brock Silverstein LLC
              One Citicorp Center
              153 East 53rd Street, 56th Floor
              New York, New York 10022
              Attention: Edward G. Reitler, Esq.

              if to Seligman Communications and Information Fund, to it at its address set forth in Annex I hereto,

              with a copy to:

              Rogers & Wells LLP
              200 Park Avenue
              New York, New York 10166
              Attention: David Brinton, Esq.

              if to any subsequent holder of Preferred Shares, to such holder at its address appearing on the stock transfer records of the Company; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others, and if to any Common Stockholder, to the addresses of such stockholder set forth in Annex I hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company). Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective when delivered to the Party to which directed.

        (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof governing conflict of laws.

        (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing executed by the Company, the holders of a majority of the outstanding shares of Series A Preferred Stock (including shares of Common Stock issued upon conversion thereof), and the holders of at least 66-2/3% of the shares of Series B Preferred Stock (including shares of Common Stock issued upon conversion thereof).

        (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and each of the Investors has executed this Agreement as of the day and year first above written.



                                       JUNO ONLINE SERVICES, INC.


                                       By:  /S/ CHARLES ARDAI
                                          --------------------------------------
                                       Name: Charles Ardai
                                       Title: President

                           [Investor Signature Pages]

                                     ANNEX I


                    INVESTORS AND AMOUNT OF SECURITIES OWNED



NAME AND ADDRESS OF PURCHASER                                   NUMBER OF SHARES


                                  COMMON STOCK
DAVID E. SHAW                                                           100
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036


                            SERIES A PREFERRED STOCK
D.E. SHAW DEVELOPMENT, L.P.                                       48,431,999
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

D.E. SHAW & CO., L.P.                                             25,000,000
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

D.E. SHAW INVESTMENT GROUP, L.P.                                   3,515,298
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

SHAW-JUNO TRUST                                                    1,050,000
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

LOUIS SALKIND                                                        749,167
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

ANNE DINNING                                                         549,166
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036


MAX STONE                                                            146,500
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

STUART STECKLER                                                      100,000
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

MARTIN FLEISHER                                                        7,500
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

MARCIA ROLTNER                                                         7,500
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

DONALD PASSMAN                                                        20,000
c/o DESCO
120 West 45th Street, 39th Floor
New York, New York 10036

                            SERIES B PREFERRED STOCK


PROSPECT STREET NYC CO-DISCOVERY FUND, L.P.                        3,158,595
Edward
Ryeom
10 East 40th Street
44th Floor
New York, NY 10016

PROSPECT STREET NYC CO-INVESTMENT FUND, L.P.                         350,955
Edward
Ryeom
10 East 40th Street
44th Floor
New York, NY 10016

CG ASIAN-AMERICAN FUND, LP                                         1,754,775
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

CITI GROWTH FUND II OFFSHORE, LP                                     701,910
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

PRINCETON GLOBAL FUND, LP                                          1,052,865
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong
KILIN TO
c/o Sycamore Ventures                                                 70,191
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

JOHN R. WHITMAN                                                       70,191
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

KIT C. WONG                                                           33,692
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

PETER G. GERRY                                                        17,548
c/o Sycamore Ventures
989 Lenox Drive
Suite 208

Lawrenceville, NJ 08648
Attention: Kit C. Wong

JOHN WILLIAM TAYLOR                                                   17,548
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

RICHARD M. CHONG                                                      14,038
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong
SUBIR RAY                                                             7,019
c/o Sycamore Ventures
989 Lenox Drive
Suite 208
Lawrenceville, NJ 08648
Attention: Kit C. Wong

TAISHIN VENTURE CAPITAL INVESTMENT CO. LTD.                          839,353
Charles Chu , Director
9F 44 Chung Shan N. Road, Sec. 2., Taipei,
Taiwan

GOLDEN J&N INVESTMENT INC.                                           839,353
c/o Mr. Adam Pon
P.O. Box 81-191
Taipei, TAIWAN

FEDERATED LIMITED                                                    839,353
c/o Ms. Li-Hong Chen
8F 123 Nanking E. Road, Sec. 2
Taipei, TAIWAN

WIN GROUP INVESTMENT CO., INC.                                       294,576
Lin, Yi Ling
10F 259 Tung Hua South Road., Taipei, Taiwan

MR. CHIH YUAN HSU                                                    294,576
10F 259 Tung Hua South Road Sec.1
Taipei, TAIWAN

J. MOORE MGF. CO., LTD.                                              294,576
Julie Cheng, Director
7F 325 Fushin North Road
Taipei, Taiwan

FAITH HOLDINGS INTERNATIONAL, LTD.                                   294,576
Robert Chang
5F 9 Lane 218
Chilin Road
Taipei, Taiwan

CHINA INVESTMENT & DEVELOPMENT CORP.                                 587,561
Mr. T.S. Shih
16F 563 Chungsiao E. Rd. Sec 4
Taipei, Taiwan

GLOBAL INVESTMENT LTD.                                               589,152
Mazen Hassonah
c/o Rana Investment Co.
P.O. Box 60148
Riyadh 11545, SAUDI ARABIA

THE INDIANAPOLIS COMPANY LTD.                                      1,178,304
Jim Hodge
President
c/o Worms & Co., Inc.
900 Third Avenue
New York, NY 10022

APPLEWOOD ASSOCIATES, L.P.                                         1,403,820
Maureen Wilson
Applewood Associates, L.P.
68 Wheatley Road
Brookville, NY 11545

WINFIELD CAPITAL CORP.                                             1,178,304
Paul A. Perlin
237 Mamaroneck Avenue
White Plains, NY 10605

PEAK PARTNERS                                                        589,152
Dr. Kay Gow
10 Seagate Drive
Penthouse 2 North
Naples, FL 34103

CLEMENTE CAPITAL, INC.                                               294,576
Lilia Clemente
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019

PW PARTNERS 1998 L.P.                                              1,930,252
Dhan Pai
1285 Avenue of the Americas
14th Floor
New York, NY 10019

OFFSHORE ONLINE INVESTORS, INC.                                    4,713,216
Adele Klyne
Craigmuir Chambers
P.O. Box 71
Road Town
Tortola, British Virgin Islands

SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.                 3,509,549
Storm Boswick
J. & W. Seligman & Co., Inc.
100 Park Avenue
New York, NY 10017

PHILIP A. MAHONEY                                                    294,576
12001 Foothill Lane
Los Altos Hills, CA 94022-3375

DANIEL M. FISHBANE                                                    52,643
18 Lakeside Road
Mt. Kisco, NY  10549-4204

JULIUS RALPH GAUDIO                                                   52,643
100 Grand Street, Fourth Floor
New York, NY  10013

ELIOT KARL GOLDBERG                                                    7,019
68 Waterford Avenue
Morganville, NJ 07751

JOHN OVERDECK                                                        100,022
350 W. 50th Street #27B
New York, NY 10019

MONY RUEVEN                                                           50,011
4 Fraser Rd.
Westport, CT  06880

STUART STECKLER                                                       70,191
77 Cider Hill
Upper Saddle River, NJ  07458

MAXIMILIAN DANA STONE                                                 35,095
29 Ridgecroft Road
Bronxville, NY 10708

MAHMOUD FAGHIHI                                                       21,057
c/o D. E. Shaw Securities International
Finsbury Dials
20 Finsbury Street
London EC2Y 9AY
United Kingdom

DARREN CARTER                                                         42,115
c/o D. E. Shaw Securities International
Finsbury Dials
20 Finsbury Street
London EC2Y 9AY
United Kingdom

HOWARD M. BERGTRAUM                                                   21,057
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

LAWRENCE G. GRAEV                                                     14,038
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

GORDON R. CAPLAN                                                      10,529
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

O'SULLIVAN GRAEV & KARABELL, LLP PROFIT SHARING PLAN                  10,529
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

ROBERT SEBER                                                           7,019
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

LYNETTE P. KOPPEL                                                      3,510
C/O O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, NY 10112

NEWS AMERICA INCORPORATED                                         10,527,946
1211 Avenue of the Americas
New York, NY 10036

NEWS AMERICA INCORPORATED                             3,580,442 (Series B Prime)
1211 Avenue of the Americas
New York, NY 10036